UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2025
TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 778-4421
(Former name or former address if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Purchase Agreement

On February 11, 2025, Turning Point Brands, Inc., a Delaware corporation (“TPB” or the “Company”), and each of the Company’s wholly-owned domestic restricted subsidiaries that currently guarantee the Company’s Senior Secured Notes due 2026 (the “Existing Notes,” and such subsidiaries, the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., as the representative (the “Representative”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $300.0 million aggregate principal amount of its 7.625% Senior Secured Notes due 2032 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will be the Company's senior secured obligations and will be guaranteed on a senior secured basis by the Guarantors. The Company estimates that the net proceeds from this offering will be approximately $294.0 million after deducting the Initial Purchasers’ discounts and commissions and its estimated offering expenses.

The Company intends to use the net proceeds from the issuance and sale of the Notes (i) to refinance all of the Existing Notes, (ii) to pay related fees, costs and expenses and (iii) for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Guarantors together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

On February 11, 2025, the Company issued a press release with respect to the pricing of its offer and sale of the Notes. A copy of this press release is filed as Exhibit 99.1 to this report and incorporated by reference.

This 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these Notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release of the Company dated February 11, 2025 announcing the pricing of its private offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: February 11, 2025	By:	/s/ Brittani N. Cushman
	Name:	Brittani N. Cushman
	Title:	Senior Vice President, General Counsel and Secretary